S H A R E H O L D E R L E T T E R Q 3 2 0 2 3   |   N O V E M B E R 9 , 2 0 2 3

© 2023 Unity Technologies — 2 D E A R U N I T Y S H A R E H O L D E R S , I am pleased to address you as Unity’s CEO. I spent over a decade as Red Hat’s CEO, where we built a successful business focusing on our customers’ needs. Unity and Red Hat are both mission- driven companies committed to customer success and innovation. After a month at Unity, I believe that our key product, the Unity Engine, is unique and a foundation upon which the game industry was built. I also believe that the combination of Unity and ironSource provides us with the assets, capabilities and data to enable our customers to successfully build and scale their businesses. And I am impressed by the people at Unity, some of the brightest and most passionate in tech. This leads me to believe that we have a significant opportunity to accelerate revenue growth, improve profitability metrics and increase free cash flow generation going forward. However, we are currently doing too much, we are not achieving the synergies that exist across our portfolio, and we are not executing to our full potential. We aim to address these opportunities to emerge as a leaner, more agile, and faster growing company. We will share specifics as plans are finalized over the next few months.

© 2023 Unity Technologies — 3 $323 13% Our results in the third quarter were mixed. While revenue came in within guidance, we believe we can do better. We continued to manage costs well and beat our adjusted EBITDA guide. We delivered revenue of $544 million, within our guidance range of $540 to $550 million. This represents a 69% year-over-year increase, or 8% growth on a pro-forma basis. GAAP net loss for the quarter was reduced by half from the third quarter of the prior year to $125 million, a net loss margin of (23%). Adjusted EBITDA was strong at $131 million, above our guidance range of $90 to $100 million, resulting in a 24% adjusted EBITDA margin. Free cash flow for the quarter was $104 million. T H I R D Q U A R T E R R E S U L T S $533 80%$500 56%$451 43% $600 $400 $200 $0 $ in m ill io ns → Financial overview Total revenue (Y/Y%) Adjusted EBITDA Pro Forma (Y/Y%) Adj. EBITDA margin ($31) $21 $32 $99 $131 ($250) (77%) GAAP Net Loss Margin ($288) (64%) ($254) (51%) ($193) (36%) ($125) (23%) Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 $544 69% 5% (10%) 6% 19% 24% 9% (2%) 11% 8% Pro forma percentages reflect the consolidated results giving effect to the ironSource merger as if it had occurred on January 1, 2021 as disclosed in our Form 10-K for fiscal year 2022, combining the historical financial results of ironSource with ours, with adjustments to give effect to pro forma events that are directly attributable to the acquisition, including for intercompany revenue and amortization for intangible assets acquired. The amounts used to calculate the pro forma percentages are consistent with disclosure required under GAAP. Such percentages are provided for illustrative purposes only and not necessarily indicative of future periods and do not give effect to the potential impact of current financial conditions, future revenues, regulatory matters, or any anticipated synergies, operating efficiencies, or cost savings that may be associated with the ironSource merger.

© 2023 Unity Technologies — 4 Create Solutions third quarter revenue of $189 million was flat year- over-year with core subscriptions up 19% excluding China. Three factors negatively impacted growth this quarter: Unity Game Services (UGS), China and Professional Services. UGS had a record third quarter last year from new game launches, China revenue declined from continued government restrictions on gaming, and we continue to reduce our reliance on Professional Services. Grow Solutions revenue of $355 million was up 166% year-over- year and 12% on a pro-forma basis. We continue to believe that we are gaining share in a relatively flat market. We experienced some revenue softness at the end of the quarter and in October from the runtime fee introduction, which is now mostly behind us. → The Runtime Fee. At the end of September, we introduced runtime fees on the Editor to complement our seat-based subscriptions, a critical step to make Create a sustainable business. While we did not expect the introduction of the fees to be easy, the execution created friction with our customers and near-term headwinds. We expect the impact of this business model change to have minimal benefit in 2024 and ramp from there as customers adopt our new releases. → Interventions to become a leaner, more agile, faster growing company. Going forward, we plan to increase our focus on our core; the Unity Editor and Runtime, and Monetization Solutions as we continue to see significant opportunities for growth in these businesses, including AI. In addition, we aim to sharpen our focus on fewer large and more attractive businesses where our capabilities offer a clear competitive advantage like Digital Twins. → Tighter integration between Create Solutions and Grow Solutions. We believe that we can create more value for our customers if we further integrate our Create and Grow organizations. We are currently capturing synergies within Grow Solutions, but not yet across businesses, which we believe presents an opportunity that is unique to Unity. S T R E N G T H E N I N G O U R P E R F O R M A N C E

© 2023 Unity Technologies — 5 We are committed to a customer-first business model. This business model is enabled by the right product portfolio, the right initiatives and clear focus. And when executed with excellence, this business model is designed to deliver faster revenue growth, improved profitability metrics and increased free cash flow. Several weeks ago, we started a comprehensive assessment of our product portfolio to focus on those products that are most valuable to our customers. We are also evaluating the right cost structure that aligns with the more focused portfolio. We are acting quickly and expect to make final decisions over the next few weeks. We expect to start implementing the plan within this quarter and expect to complete all interventions before the end of the first quarter of 2024. This will likely include discontinuing certain product offerings, reducing our workforce, and reducing our office footprint. The exact timing of these interventions is difficult to estimate. We are therefore not providing guidance for the fourth quarter or the full year 2023. We will provide guidance for 2024 with our fourth quarter and full year 2023 results. At that time, we will also share more details on our operational interventions, which are expected to gradually improve our results. We expect 480 million of fully diluted shares at the end of the fiscal year, compared to our prior year end expectation of 488 million. We are committed to creating value for our customers and shareholders. Our success is tied to the success of creators using Unity. We are fortunate to have passionate people both inside and outside the company who share our vision. I could not be more excited to be part of this journey, and I look forward to working alongside all of you as we continue to drive Unity forward. Thank you for your trust and support. Sincerely, Jim Whitehurst Interim CEO, Unity Technologies G U I D A N C E C O N C L U D I N G T H O U G H T S

© 2023 Unity Technologies — 6 A P P E N D I X Cautionary Statement Regarding Forward-Looking Statements This shareholder letter and the earnings call referencing this shareholder letter contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s outlook and future financial performance, including: that Unity is foundational to the operation of the game industry; that the combination of Unity and ironSource enables customers to successfully build and scale their businesses; that Unity has a significant opportunity for accelerated growth, improved profitability metrics and increased free cash flow generation; Unity’s ability to strengthen performance via the Runtime Fee, interventions to become a leaner, more agile, faster growing company, and the successful integration of ironSource and Unity, including the timing or success of such interventions; Unity’s ability to capture synergies between Create Solutions and Grow Solutions; Unity’s ability to effectively manage costs; business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and Unity’s customers; competitive position; product strategies and future product and platform features; technological or market trends; and the industry environment, including regarding the ads market. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward- looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, rising interest rates, and limited credit availability which could further cause economic uncertainty and volatility; (ii) continued softness of the advertising market and ongoing restrictions related to the gaming industry in China; (iii) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow Solutions operations is located; (iv) customer responses to Unity’s pricing model for Create Solutions, and Unity’s ability to recover or reengage its customers, or attact new customers; (v) Unity’s ability to achieve and sustain profitability; (vi) Unity’s ability to retain existing customers– including ironSource customers–and expand the use of its platform; (vii) Unity’s ability to further expand into new industries and attract new customers; (viii) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (ix) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (x) Unity’s ability to compete effectively; (xi) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xii) Unity’s ability to manage growth effectively, including interventions to become a leaner, more agile, faster growing company; (xiii) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xiv) Unity’s ability to successfully integrate ironSource’s technology and business and realize the intended benefits from the ironSource merger, and related costs and expenses; (xv) the effectiveness of cost management efforts to position the company for future growth; (xvi) Unity’s ability to leverage its offerings as a result of the rise of generative AI technologies; and (xvii) the timing and successful completion of Unity’s interventions to become a leaner, more agile, faster growing company. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q, filed with the SEC on August 2, 2023, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law. About Non-GAAP Financial Measures To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non- GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they

APPENDIX

provide consistency and comparability with past financial performance. In the future, we may also exclude non-recurring expenses and other expenses that do not reflect our overall operating results.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

We define adjusted EBITDA as net income or loss excluding benefits or expenses associated with stock-based compensation, acquisitions, restructurings and reorganizations, depreciation, amortization of acquired intangible assets, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, and depreciation expense. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, amortization of acquired intangible assets expense, depreciation expense, and acquisition-related costs. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, depreciation expense, acquisition-related costs, and restructuring and reorganization costs.

Adjusted EBITDA Reconciliation $ in thousands	2022		2023		
	Q3	Q4	Q1	Q2	Q3
Revenue	**$ 322,881**	**$ 450,975**	**$ 500,361**	**$ 533,478**	**$ 544,210**
GAAP net loss	(250,021)	(287,754)	(253,703)	(193,324)	(125,310)
Add:					
Stock-based compensation expense	154,479	173,917	163,028	157,538	147,177
Amortization of intangible assets expense	33,419	73,299	97,920	98,702	99,220
Depreciation of property and equipment	10,071	10,679	11,640	12,204	11,977
Restructuring and reorganization costs	909	5,957	14,130	24,847	—
Acquisition-related costs	9,576	27,371	729	159	—
Legal settlement costs	—	3,250	—	(3,250)	—
Interest expense	1,135	4,035	6,129	6,142	6,154
Interest income and other expense, net	(2,208)	(7,101)	(13,615)	(9,061)	(16,013)
Income tax expense	11,468	17,060	6,205	4,791	7,771
Adjusted EBITDA	**$ (31,172)**	**$ 20,713**	**$ 32,463**	**$ 98,748**	**$ 130,976**
GAAP Net Loss margin	*(77%)*	*(64%)*	*(51%)*	*(36%)*	*(23%)*
Adjusted EBITDA margin	*(10%)*	*5%*	*6%*	*19%*	*24%*

© 2023 Unity Technologies
—7

© 2023 Unity Technologies — 8 Three Months Ended September 30, 2023 2022 GAAP gross profit $ 392,861 $ 210,978 Add: Stock-based compensation expense 19,591 18,097 Amortization of intangible assets expense 35,191 7,713 Depreciation expense 2,892 1,720 Adjusted gross profit $ 450,535 $ 238,508 GAAP gross margin 72% 65% Adjusted gross margin 83% 74% Operating expenses reconciliation Research and development GAAP research and development expense $ 240,003 $ 248,380 Stock-based compensation expense (66,618) (81,490) Amortization of intangible assets expense (18,606) (18,765) Depreciation expense (5,940) (4,908) Acquisition-related costs — (40) Non-GAAP research and development expense $ 148,839 $ 143,177 GAAP research and development expense as a percentage of revenue 44% 77% Non-GAAP research and development expense as a percentage of revenue 27% 44% Sales and marketing GAAP sales and marketing expense $ 194,000 $ 109,639 Stock-based compensation expense (35,075) (31,381) Amortization of intangible assets expense (45,423) (6,941) Depreciation expense (2,479) (2,043) Acquisition-related costs — (19) Non-GAAP sales and marketing expense $ 111,023 $ 69,255 GAAP sales and marketing expense as a percentage of revenue 36% 34% Non-GAAP sales and marketing expense as a percentage of revenue 20% 21% General and administrative GAAP general and administrative expense $ 86,256 $ 92,585 Stock-based compensation expense (25,893) (23,511) Depreciation expense (666) (1,400) Acquisition-related costs — (9,517) Restructuring and reorganization costs — (909) Non-GAAP general and administrative expense $ 59,697 $ 57,248 GAAP general and administrative expense as a percentage of revenue 16% 29% Non-GAAP general and administrative expenses as a percentage of revenue 11% 18% UNITY SOFTWARE INC. Non-GAAP Reconciliation (In thousands)

© 2023 Unity Technologies — 9 As of September 30, 2023 December 31, 2022 Assets Current assets: Cash and cash equivalents $ 1,507,164 $ 1,485,084 Short-term investments — 101,711 Accounts receivable, net 604,743 633,775 Prepaid expenses and other 120,758 114,070 Total current assets $ 2,232,665 $ 2,364,640 Property and equipment, net 140,807 121,863 Goodwill 3,202,116 3,200,955 Intangible assets, net 1,626,392 1,922,234 Other assets 223,703 224,293 Total assets $ 7,425,683 $ 7,833,985 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 22,166 $ 20,221 Accrued expenses and other 305,137 326,339 Publisher payables 408,259 445,622 Deferred revenue 214,788 218,102 Total current liabilities 950,350 1,010,284 Convertible notes 2,710,596 2,707,171 Long-term deferred revenue 65,323 103,442 Other long-term liabilities 234,044 258,959 Total liabilities 3,960,313 4,079,856 Commitments and contingencies Redeemable noncontrolling interests 216,945 219,563 Unity Software Inc. Stockholders’ equity: Common stock, $0.000005 par value; Authorized shares - 1,000,000 and 1,000,000 Issued and outstanding shares - 379,720 and 374,243 2 2 Additional paid-in capital 6,071,209 5,779,776 Accumulated other comprehensive loss (9,646) (1,691) Accumulated deficit (2,819,081) (2,249,819) Total Unity Software Inc. Stockholders’ equity 3,242,484 3,528,268 Noncontrolling interest 5,941 6,298 Total stockholders’ equity 3,248,425 3,534,566 Total liabilities and stockholders’ equity $ 7,425,683 $ 7,833,985 UNITY SOFTWARE INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except par value) (Unaudited)

UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2023	2022	2023	2022
Revenue	$ 544,210	$ 322,881	$ 1,578,049	$ 940,050
Cost of revenue	151,349	111,903	472,140	302,572
Gross profit	392,861	210,978	1,105,909	637,478
Operating expenses				
Research and development	240,003	248,380	788,438	685,380
Sales and marketing	194,000	109,639	619,258	314,486
General and administrative	86,256	92,585	272,047	246,065
Total operating expenses	520,259	450,604	1,679,743	1,245,931
Loss from operations	(127,398)	(239,626)	(573,834)	(608,453)
Interest expense	(6,154)	(1,135)	(18,425)	(3,369)
Interest income and other expense, net	16,013	2,208	38,689	91
Loss before income tax	(117,539)	(238,553)	(553,570)	(611,731)
Provision for income taxes	7,771	11,468	18,767	20,003
Net loss	(125,310)	(250,021)	(572,337)	(631,734)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(1,239)	—	(3,075)	—
Net loss attributable to Unity Software Inc.	(124,071)	(250,021)	(569,262)	(631,734)
Net loss	(125,310)	(250,021)	(572,337)	(631,734)
Other comprehensive loss, net of taxes:				
Change in foreign currency translation adjustment	(1,405)	(3,858)	(10,403)	(4,205)
Change in unrealized gains (losses) on short-term investments	—	206	—	(5,513)
Change in unrealized gains on derivative instruments	—	—	289	—
Comprehensive loss	$ (126,715)	$ (253,673)	$ (582,451)	$ (641,452)
Comprehensive income (loss) attributable to redeemable noncontrolling interests and noncontrolling interest:				
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	(1,239)	—	(3,075)	—
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	(302)	—	(2,159)	—
Comprehensive income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	(1,541)	—	(5,234)	—
Comprehensive loss attributable to Unity Software Inc.	$ (125,174)	$ (253,673)	$ (577,217)	$ (641,452)
Basic and diluted net loss per share attributable to Unity Software Inc.	$ (0.32)	$ (0.84)	$ (1.49)	$ (2.13)
Weighted-average shares used in computation of basic and diluted net loss per share	383,674	299,062	382,939	296,768

© 2023 Unity Technologies

—10

© 2023 Unity Technologies — 11 Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Operating activities Net loss $ (125,310) $ (250,021) $ (572,337) $ (631,734) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 111,023 43,490 331,662 127,598 Stock-based compensation expense 147,181 154,479 467,743 376,148 Other 10,036 3,496 11,557 9,386 Changes in assets and liabilities, net of effects of acquisitions: Accounts receivable, net 26,713 3,385 28,346 21,258 Prepaid expenses and other (495) (474) 22,354 (8,499) Other assets 9,222 8,733 33,533 25,898 Accounts payable 3,637 1,556 568 974 Accrued expenses and other 9,706 9,825 (24,021) (6,643) Publisher payables (37,690) (24,985) (37,362) (64,991) Other long-term liabilities (21,460) (8,011) (59,262) (27,506) Deferred revenue (12,510) (10,273) (40,184) 167,741 Net cash used in operating activities 120,053 (68,800) 162,597 (10,370) Investing activities Purchases of short-term investments — — (212) (150,911) Proceeds from principal repayments and maturities of short- term investments — 143,310 102,673 374,659 Purchases of non-marketable investments (2,000) — (2,500) (15,000) Sales of non-marketable investments — — — 1,000 Purchases of property and equipment (16,092) (11,987) (44,560) (42,344) Business acquisitions, net of cash acquired — (193) — (25,840) Net cash provided by (used in) investing activities (18,092) 131,130 55,401 141,564 Financing activities Repurchase and retirement of common stock (250,000) — (250,000) — Proceeds from issuance of common stock from employee equity plans 23,050 18,766 64,994 56,484 Net cash provided by (used in) financing activities (226,950) 18,766 (185,006) 56,484 Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash (8,871) (4,144) (17,656) (4,185) Increase (decrease) in cash, cash equivalents, and restricted cash (133,860) 76,952 15,336 183,493 Cash and restricted cash, beginning of period 1,654,884 1,173,140 1,505,688 1,066,599 Cash, cash equivalents, and restricted cash, end of period $ 1,521,024 $ 1,250,092 $ 1,521,024 $ 1,250,092 UNITY SOFTWARE INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

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